                                                                    EXHIBIT 11.1

                 PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
           STATEMENT RE COMPUTATION OF NET INCOME (LOSS) PER SHARE
    FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30,
                                      ------------------------------------------------------------------
                                                    1998                             1997
                                      -------------------------------   --------------------------------
                                                               NET                              NET
                                          NET     WEIGHTED    INCOME       NET     WEIGHTED    INCOME
                                        INCOME    AVERAGE     (LOSS)     INCOME    AVERAGE     (LOSS)
                                        (LOSS)     SHARES   PER SHARE    (LOSS)     SHARES   PER SHARE
                                      ----------  --------  ---------   --------   --------  -----------
Basic net income (loss).............. $  2,135     45,942    $ 0.05     $ (8,116)    42,615     $(0.19)
                                      ==========  ========  =========   ========   ========  ===========
Dilutive Securities
 Stock options.......................       --         --        --           --         --         --
 Convertible subordinated notes......       --         --        --           --         --         --
                                      ---------   --------   --------   --------   --------  -----------
Diluted net income (loss)............ $  2,135     45,942    $ 0.05     $ (8,116)    42,615     $(0.19)
                                      ==========  ========  =========   ========   ========  ===========

                                                FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30,
                                      ------------------------------------------------------------------
                                                   1998                             1997
                                      -------------------------------   --------------------------------
                                                               NET                               NET
                                         NET      WEIGHTED   INCOME       NET      WEIGHTED    INCOME
                                        INCOME    AVERAGE    (LOSS)      INCOME    AVERAGE     (LOSS)
                                        (LOSS)     SHARES   PER SHARE    (LOSS)     SHARES    PER SHARE
                                      ---------   --------  ---------   -------    --------   ---------
Basic net income (loss).............. $(12,831)    45,723     $(0.28)  $(25,134)    42,471     $(0.59)
                                      ==========  ========  =========   ========   ========  ===========
 Dilutive Securities
 Stock options.......................       --         --         --         --         --         --
 Convertible subordinated notes......       --         --         --         --         --         --
                                      ---------   --------   --------   --------   --------  -----------
Diluted net income (loss)............ $(12,831)    45,723     $(0.28)  $(25,134)    42,471     $(0.59)
                                      ==========  ========  =========   ========   ========  ===========